 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Soligenix, Inc.

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2010 relating to the consolidated financial statements of Soligenix, Inc. and Subsidiaries and to the reference to our firm under the heading “Experts” which is a part of this registration statement.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
June 25, 2010